                                    EXHIBIT 10.8

                                    NOGATECH, INC.
                     SERIES A PREFERRED STOCK PURCHASE AGREEMENT

       THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT is entered into as of February 28, 1996, by and among NOGATECH, INC., a California corporation (hereinafter the "Corporation"), and Dr. Arie Heiman or any nominee company including one in formation (hereinafter referred to as the "Investor").

                                       RECITALS

       A. The Corporation desires to raise money by the sale of Series A Preferred Stock to the Investor.

       B. The Investor desires to purchase shares of Series A Preferred Stock from the Corporation, and the Corporation desires to sell shares of Series A Preferred Stock to the Investor, on the terms and conditions hereinafter set forth.

                                      AGREEMENT

       NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties agree as follows:

       1.     AUTHORIZATION AND SALE OF PREFERRED STOCK.

              a. AUTHORIZATION. The Corporation will authorize on, or before, the Closing the sale and issuance of up to seventy-four thousand one hundred seventy-four (74,074) shares of its Series A Convertible Preferred Stock (hereinafter the "Series A Preferred Stock") to the Investor, having the rights, privileges and preferences as set forth in the Amended and Restated Articles of Incorporation (hereinafter the "Articles") in the form attached to this Agreement as Exhibit A.

              b. SALE OF SERIES A PREFERRED STOCK. Subject to the terms and conditions hereof, the Corporation will issue and sell to the Investor, seventy-four thousand seventy-four (74,074) shares of Series A Preferred Stock (the "Shares") at a per share purchase price of 3,375/10,000 U.S. Dollars ($0.3375), for an aggregate purchase price of Twenty-five Thousand U.S. Dollars (U.S. $25,000) (the "Purchase Price").

       2.     ISSUANCE AND PAYMENT.

              a. CLOSING. Subject to the terms and conditions hereof, the closing of the purchase and sale of the Shares (hereinafter the "Closing") shall be held (via facsimile transmittal and wire transfers or cashier's check) at the Corporation's counsel's offices located at 1999 Harrison Street,

Suite 1300, Oakland, California, on, or about, December 28, 1995, at 5:00 p.m., local time, or at such other time and place upon which the Corporation and the Investor shall agree (the date of the Closing is hereinafter referred to as the "Closing Date"). If Investor chooses to wire the Purchase Price, the wire transfer of the Purchase Price (plus an additional Fifteen Dollars ($15.00) for international wire transfers) shall be sent to Pezzola & Reinke's Attorney Trust Account at: SUMMIT BANK, 2969 Broadway, Oakland, CA 94611; for deposit into ACCOUNT No. 01-20019741 (Summit Bank's telephone number is (510) 839-8800 and its ABA Number is 121138958). The wire instructions shall include a message identifying the name of the Investor as the originator of the wire. If Investor chooses to send a cashier's check, it shall be made payable to "Pezzola & Reinke Trust Account for the benefit of Nogatech, Inc." and shall identify Investor as the originator.

              b. ISSUANCE OF SHARES. At the Closing, or as soon as practical thereafter, the Corporation will deliver to the Investor a certificate, registered in its name, representing the Shares to be purchased by the Investor, against payment of the purchase price therefor, by cashier's check payable to the Corporation, or by wire transfer through the Corporation's counsel, Pezzola & Reinke, or as otherwise instructed by the Corporation.

       3. CORPORATION'S WARRANTIES. The Corporation hereby represents and warrants effective as of the Closing as follows:

              a. CORPORATE ORGANIZATION AND STANDING. The Corporation is a corporation duly organized, existing and in good standing under the laws of the State of California. The Corporation has the requisite corporate power to carry on its business as presently conducted, and as proposed or contemplated to be conducted in the future, and to enter into and carry out the provisions of this Agreement and the transactions contemplated hereby. The Corporation is not presently qualified to do business as a foreign corporation in any jurisdiction where the failure to be so qualified would materially and adversely affect the Corporation's business.

              b. SUBSIDIARIES. The Corporation has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity, except for its Israeli subsidiary, Nogatech, Ltd.

              c.     CORPORATE CAPITALIZATION.

                     i. Immediately prior to, or simultaneously with, the Closing, the Corporation's authorized capital stock shall include only two authorized classes of capital stock consisting of (i) sixteen million (16,000,000) shares of Preferred Stock, fifteen million (15,000,000) shares of which shall be designated as Series A Convertible Preferred Stock, and (ii) forty million (40,000,000) shares of a sole class of Common Stock.

                     ii. Except as contemplated or set forth in this Agreement, there are no outstanding preemptive or other rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Corporation of any shares of its capital stock.

                     iii. As of the date hereof, the Corporation does not have any declared and unpaid dividends (whether payable in cash, securities or other consideration).

              d. AUTHORIZATION. All corporate action on the part of the Corporation, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Corporation, the authorization, sale, issuance and delivery of the Series A Preferred Stock (and the Common Stock issuable upon conversion of the Series A Preferred Stock) and the performance of all of the Corporation's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Corporation, shall constitute a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable, and will have the rights, preferences and privileges described in the Articles; the Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Articles, will be validly issued, fully paid and nonassessable; and the Shares and such Common Stock will be free of any liens or encumbrances, assuming the Investor takes the Shares with no notice thereof, other than any liens or encumbrances created by or imposed upon the Shares hereunder; provided, however, that the Shares (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws.

              e. FINANCIAL STATEMENTS. The Corporation has made available to the Investor the consolidated audited Balance Sheet and Statement of Operations of the Corporation, together with its subsidiaries, for the period ended August 31, 1995 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects. To the Corporation's knowledge, the Financial Statements accurately set out and describe the Corporation's financial condition and operating results and that of its subsidiary as of the dates, and during the periods, indicated therein. To the Corporation's knowledge, since August 31, 1995 there has not been any material change in the assets, liabilities, financial condition or operations of the Corporation or its subsidiary, from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse.

              f. MATERIAL LIABILITIES. Neither the Corporation nor its subsidiary has any material liabilities or obligations, absolute or contingent (individually or in the aggregate), except (i) the liabilities and obligations set forth in the Financial Statements; (ii) liabilities and obligations which have been incurred subsequent to August 31, 1995 in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse; and (iii) liabilities and obligations under a lease for its principal offices and leases for equipment and liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the normal course of business.

              g. LITIGATION. There are no actions, proceedings or, to the Corporation's best knowledge, investigations pending, or any threat thereof, against or affecting the Corporation which, either individually or in the aggregate, might result in any material adverse change in the business, prospects, condition, affairs or operations of the Corporation or in any of its properties or assets, or in any material impairment of the right or ability of the Corporation to carry on its business as proposed to be conducted, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith.

              h. GOVERNMENTAL CONSENTS. To the Corporation's knowledge, no consent, approval, order, authorization or registration, qualifications, designation, license, declarations or filings with any Federal or state governmental authority is required on the part of the Corporation in connection with the consummation of the transactions contemplated herein, except for applicable security law filings and the IITSSA filing set forth in
Section 4(h) below.

              i. REGISTRATION RIGHTS. The Corporation has granted registration rights to the current holders of the shares of Series A Convertible Preferred Stock, as successors in interest to the prior holders of such shares, pursuant to the terms and conditions set forth in a Stock Purchase Agreement dated as of January 1, 1993 (the "1993 Agreement"), among the Corporation, DSP Group, Inc. and Scitex Corporation, Ltd. Except as provided hereunder and in the 1993 Agreement, the Corporation is not a party to any "registration rights agreement" or any similar agreement pursuant to which any person would have the right to cause, under any circumstances, the registration of securities under the Securities Act of 1933, as amended (the "Securities Act").

              j. DISCLOSURE. No representation or warranty by the Corporation in this Agreement or in any statement or certificate furnished or to be furnished to the Investor pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

              k. SURVIVAL OF REPRESENTATIONS. All representations made by the Corporation in or under this Agreement shall be true and accurate as of the Closing.

       4. INVESTOR REPRESENTATIONS AND WARRANTIES. The Investor represents and warrants to the Corporation that:

              a. INVESTMENT. The Investor is acquiring the Shares and any shares of Common Stock issuable pursuant to conversion of the Shares (hereinafter collectively the "Securities") for investment for their own account, and not with a present intention to resell in connection with, any distribution thereof, and they have no present intention of selling or distributing any such Securities. It understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

              b. RULE 144. The Investor acknowledges that because the Securities have not been registered under the Securities Act, the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement under certain circumstances.

              c. NO PUBLIC MARKET. The Investor understands that no public market now exists for any securities issued by the Corporation and that it is uncertain whether a public market will ever exist for any such securities.

              d. ACCESS TO DATA. The Investor has had an opportunity to discuss the Corporation's business, management and financial affairs with its management and to obtain any additional information given to it necessary or appropriate for deciding whether or not to purchase the Securities. The Investor acknowledges that no representations or warranties have been made by the Corporation or any agent thereof except as set forth in this Agreement.

              e. INVESTMENT EXPERIENCE. The Investor is an "accredited investor" as that term is defined in Regulation D promulgated by the Securities and Exchange Commission.

              f. PREVIOUS INVESTMENTS. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated herein.

              g. RISKS. The Investor understands that an investment in the Corporation involves a high degree of risk and is suitable only for an investor who can afford a loss of their entire investment and who have no need for liquidity from their investment.

              h. IITSSA COMPLIANCE. The Investor shall provide to the Corporation all such information as is necessary to complete the forms required to be filed by the Corporation with the U.S. Department of Commerce, Bureau of Economic Analysis, under the International Investment and Trade in Services Survey Act, as amended, and regulations issued thereunder.

              i. GOVERNMENTAL CONSENTS. To the Investor's knowledge, no consent, approval, order, authorization or registration, qualifications, designation, license, declarations or filings with any Israeli governmental authority is required on the part of the Investor in connection with the consummation of the transactions contemplated herein.

              j.     RESTRICTIONS ON TRANSFER RE REGULATION S.

                     PLEASE INITIAL WHERE INDICATED BELOW

______INITIAL i.     NOT A "U.S. PERSON". The Investor hereby certifies that
(i) it is not a "U.S. Person" as defined under Rule 902, Section (o) of Regulation S promulgated under the Securities Act, incorporated herein by reference and is not acquiring the Securities for the account or benefit of any U.S. Person, and (ii) it is acquiring the Securities in an "offshore transaction" as defined under Section (i) of such Rule 902, incorporated herein by reference.

              ii.    TRANSFER RESTRICTIONS.  The Corporation
shall not register any transfer of the Securities not made in accordance with the provisions of Regulation S. In addition to any other restrictions on transfer set forth in this Agreement, the Investor agrees to transfer the Securities only (i) in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and (ii) in accordance with any applicable state securities laws. Unless so registered or exempt therefrom, such transfer restrictions shall include but not be limited to and the Investor warrants and represents the following:

                     (i) Investor shall not sell the Securities to any U.S. Person, whether directly or indirectly, or for the account or benefit of any such U.S. Person for a period of at least one year after the purchase of the Securities;

                     (ii) Any other offer or sale of the Securities shall be made only if any subsequent purchaser certifies in writing that it is not a U.S. Person and is not acquiring the Securities for the account or benefit of any U.S. Person or is a U.S. Person who purchased the Securities in a transaction that did not require registration under the Securities Act; and

                     (iii) Any transferee of the Securities shall agree in writing to resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

       5. RESTRICTIVE LEGENDS. Each certificate or other written documentation representing any of the Securities which the Investor is purchasing or may purchase hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for the Corporation) shall be stamped or otherwise imprinted with legends substantially in the following form:

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE

       LAW."

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO THE PROVISIONS UNDER REGULATION S OR PURSUANT TO REGISTRATION UNDER SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION."

       The Corporation shall be entitled to enter stop transfer notices on its stock books with respect to the Securities.

       6. AFFIRMATIVE COVENANTS OF THE CORPORATION. So long as the Investor owns of record and beneficially at least fifty percent (50%) of the Series A Preferred Stock shares purchased by it hereunder, until the Corporation effects a registered underwritten public offering of its common stock, the Corporation shall deliver to such Investor internally prepared quarterly and annual financial statements.

       7. REGISTRATION RIGHTS. At any time after three (3) years from the Closing Date, or eighteen (18) months after the Corporation's initial public offering, whichever is earlier, Persons holding at least twenty percent (20%) of the Common Stock issuable upon conversion of all the Series A Preferred Stock may request registration by the Corporation of their shares, if the anticipated aggregate gross cash proceeds would exceed Ten Million Dollars ($10,000,000). In such event, the Corporation will use its best efforts to cause such shares to be registered. The Corporation shall only be obligated to effect two (2) registrations under these demand registration rights provisions. Persons holding Series A Preferred Stock or Common Stock issuable upon conversion of the Series A Preferred Stock, shall be entitled to S-3 registration rights no more often than once per every eighteen (18) month period on form S-3, if available for use by the Corporation, for an aggregate offering price of at least One Million Dollars ($1,000,000) per offering. Persons holding Series A Preferred Stock or Common Stock issuable upon conversion of the Series A Preferred Stock shall be entitled to unlimited "piggyback" registrations on a registration of the Corporation's equity, subject to a prorata cutback with all those holding "piggyback" registration rights in the underwriters' discretion and reasonable lock-ups as requested by underwriters. The registration expenses (exclusive of underwriting discounts and commissions) shall be borne by the Corporation for all permitted registrations.

       8. NEGATIVE COVENANTS. The Corporation shall not, without the vote or written consent of the holders of a majority of the shares of Series A Stock, voting as a separate class:

                     i. create any new class or series of shares having preference over the Series A Stock;

                     ii. merge, consolidate, or reorganize, where such merger, consolidation, or reorganization results in the change of a majority of the members of the Board of Directors;

                     iii. sell all or substantially all of its assets or sell more than 50% of the Corporation's Common Stock in one transaction or series of related transactions.

                     iv. enter into a transaction with a related party on terms and conditions which are not done in the ordinary course of business or which are not done on terms and conditions which represent a fair value to the Corporation.

       9.     MISCELLANEOUS.

              a. SURVIVAL. The covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby and shall end when fewer than fifty percent (50%) of the Shares are outstanding or upon the consummation of an initial public offering of any of the Corporations' shares.

              b. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

              c. ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof.

              d. NOTICE. Any notice, payment, report or other communication required or permitted to be given by one party to any other party by this Agreement shall be in writing and either (i) served personally on the other party or parties; (ii) sent by express, registered or certified first class mail, postage prepaid, addressed to the other party or parties at its or their address or addresses as indicated next to their signatures below, or to such other address as any addressee shall have theretofore furnished to the other parties by like notice; (iii) delivered by commercial courier to the other party or parties; or (iv) sent by facsimile. Such notice shall be deemed received on the second day after transmittal if sent by one day courier together with a transmission of such notice by facsimile if the recipient has the capability to receive a facsimile at its address and if sent by other methods shall be deemed received upon receipt.

              e. FINDER'S AND BROKER'S FEES. The Corporation and Investor each represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement. Each party hereby agrees to indemnify and to hold the other harmless from any liability for any finder's or broker's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying person, or any of its employees or representatives, are responsible.

              f. TITLES AND SUBTITLES. The titles of the Sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

              g. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

              h. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

              i. USE OF PROCEEDS. The Corporation may use the proceeds of this financing for (i) working capital purposes; or (ii) capital investment.

              j. ARBITRATION. Any dispute between the parties arising out of this Agreement shall be submitted to final and binding arbitration in the City of Cupertino, County of Santa Clara, State of California, under the Commercial Arbitration Rules of the American Arbitration Association then in effect, upon written notification and demand of either party therefor. In the event either party demands such arbitration, the American Arbitration Association shall be requested to submit a list of prospective arbitrators consisting of persons experienced in matters involving securities offerings. The provisions of California Code of Civil Procedure Section 1283.05 and the laws of the State of California are incorporated herein and shall be applicable to the arbitration. In making the award, the arbitrator shall award recovery of costs and expenses of the arbitration and reasonable attorneys' fees to the prevailing party. Any award may be entered as a judgment in any court of competent jurisdiction.


                     (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief. Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to avoid injury or prejudice to that party.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.


CORPORATION:

NOGATECH, INC.
a California corporation
20300 Stevens Creek Boulevard, 4th Fl.
Cupertino, California 95014


By: /s/ N. Hod
   ----------------------------------
            (Signature)


-------------------------------------
       (Print Name and Title)


Investor:                                              Number of Shares:
---------                                              -----------------
DR ARIE HEIMAN                                              74,074


 /s/ Heiman
-------------------------------------
            (Signature)


-------------------------------------
         (Print and Name)


-------------------------------------
          (Print Address)


-------------------------------------